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MONDAY, APRIL 21, 2003

APROPOS CONTACT                            APROPOS INVESTORS RELATIONS CONTACT
Frank Leonard                              Mark Muehlfelt
Apropos Technology                         FRB/Weber Shandwick
Phone: (630) 472-9600 ext. 7724            Phone: (312) 640-6767
E-mail: frank.leonard@apropos.com          E-mail: mmuehlfelt@webershandwick.com
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APROPOS TECHNOLOGY ENTERS INTO AGREEMENT WITH SHAREHOLDER GROUP

OAKBROOK TERRACE, Ill., April, 21-- Apropos Technology, Inc. (Nasdaq: APRS), a leading provider of real-time multi-channel interaction management solutions, today announced that it has entered into an agreement with a shareholder group that owns approximately 31.9% of the company's stock. Under the agreement, the shareholder group has agreed to not commence their previously announced proxy contest with respect to the Apropos Technology board of directors. Apropos Technology has agreed to nominate Kevin G. Kerns (the company's President and CEO and a current director) and Donald A. DeLoach as Class III directors for election at the 2003 annual shareholders meeting, and the shareholder group has agreed to vote in favor of these nominees.

The shareholder group includes Patrick K. Brady, Catherine Brady, Brady Family Limited Partnership, Valor Capital Management, L.P. Kratky Management, LLC, John
M. Kratky III, William W. Bach and Bach Family L.P. The group had filed a Statement on Schedule 13D on March 6, 2003 announcing their intention to nominate Mr. DeLoach and another nominee for election to the Apropos Technology board of directors.

"We are pleased to add Donald as a nominee for election to our board of directors. He will be a welcome addition to the strong experience and expertise of our current board members," said Mr. Kerns.

Apropos Technology, Inc. was advised by the law firm of McDermott, Will & Emery in connection with these matters.


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About Apropos Technology

Apropos Technology, Inc. (Nasdaq: APRS) develops and markets a multi-channel interaction management application that delivers real-time and historical information to sales, marketing and customer service agents who need to react immediately to changing business conditions and make informed strategic decisions. The company's award-winning solution intelligently classifies, prioritizes, routes and manages the value of each customer and each interaction, across a variety of communications media, including E-mail, Web, Fax, Voice and Voice over IP (VoIP). In 2001, Apropos was recognized through several industry awards, including Product of the Year from Customer Interaction Solutions and the 2001 TMC Labs Innovation Award. Apropos also was named to the Deloitte & Touche Technology Fast 500. Apropos Technology serves its 300 clients worldwide from its headquarters outside of Chicago in Oakbrook Terrace, Ill., and from offices in Europe and Asia/Pacific Rim. Additional information about Apropos and its products can be found at http://www.apropos.com .

The Apropos Technology statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Apropos Technology's expectations, anticipations, goals, beliefs, targets, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding product introduction and acceptance, future sales, sales growth and sales channels, profitability and results, gross margins and financial stability. These forward-looking statements are subject to various risks and uncertainties as more fully set forth under the caption "Risk Factors Associated with Apropos' Business and Future Operating Results" in Apropos Technology's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. Apropos Technology's actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements; Apropos Technology makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.